Exhibit 99.1
Allergan Announces New Board Member; Dr. Deborah Dunsire Appointed
(IRVINE, Calif., December 4, 2006) — Allergan, Inc. (NYSE:AGN) today announced the appointment of Dr. Deborah Dunsire to the Company’s Board of Directors. Dr. Dunsire will initially serve as a member of the Corporate Governance Committee and the Science and Technology Committee.
Dr. Dunsire is the President and Chief Executive Officer of Millennium Pharmaceuticals, Inc., an oncology and inflammation-focused biopharmaceutical company based in Cambridge, Massachusetts. Dr. Dunsire joined Millennium in July 2005 with nearly 20 years of experience in the commercial, operational, clinical and scientific aspects of the pharmaceutical industry.
Prior to joining Millennium Pharmaceuticals, Dr. Dunsire led the Novartis U.S. Oncology Business, playing a critical role in the broad development and successful launch of a number of products, including Zometa®, Femara® and Gleevec®. Dr. Dunsire was also responsible for managing the merger and significant growth of the combined Sandoz Pharmaceuticals and Ciba-Geigy oncology businesses and evaluated and implemented key business development initiatives. Dr. Dunsire served on the U.S. pharmaceutical executive committee at Novartis, and was a member of the operating committee charged with defining corporate strategy, managing operations and assessing executive performance. Dr. Dunsire is currently a board member of the Pharmaceutical Research and Manufacturers of America (PhRMA).
Earlier in her career, Dr. Dunsire was a clinical researcher responsible for the implementation of global phase II and phase III studies across multiple therapeutic areas such as immunology, endocrinology, neurology, dermatology, oncology and transplantation. At Novartis, Dr. Dunsire held various positions with increasing responsibility in South Africa, Switzerland and the United States. Prior to joining the pharmaceutical industry, Dr. Dunsire was a practicing physician.
“Allergan is very excited that Dr. Dunsire has chosen to join our Board. Dr. Dunsire’s global experience, her extensive knowledge of the pharmaceutical industry and her insights as both a clinical researcher and a physician are invaluable,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “I am confident that Dr. Dunsire’s unique and broad background will be an asset to Allergan as we continue to expand our research and development programs and build out our areas of therapeutic interest.”
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Dr. Dunsire was the 2001 recipient of the American Cancer Society Excalibur Award and the 2000 recipient of the Health Care Business Women’s Association Rising Star Award. Dr. Dunsire is a graduate of the medical school of the University of the Witwatersrand, South Africa.
Forward-Looking Statements
Statements regarding future plans, forecasts, and events, including the statements from Mr. Pyott above, are “forward-looking statements.” These statements are based on current expectations and intentions only. If underlying assumptions prove inaccurate, or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law. Information concerning risk factors can be found in press releases issued by Allergan as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting Allergan and its Businesses” in Allergan’s 2005 Form 10-K and Allergan’s Form 10-Q for the quarter ended September 29, 2006. Copies of Allergan’s press releases and additional information about Allergan are available on the World Wide Web at www.allergan.com, or you can contact the Allergan Investor Relations Department by calling 1-714-246-4636.
About Allergan, Inc.
With more than 55 years of experience providing high-quality, science-based products, Allergan, Inc., with headquarters in Irvine, California, discovers, develops and commercializes products in the ophthalmology, neurosciences, medical dermatology, medical aesthetics, obesity intervention and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.
SOURCE: Allergan, Inc.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Emil Schultz (714) 246-4474 (investors)
Caroline Van Hove (714) 246-5134 (media)
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